SUBITEM 77E
LEGAL PROCEEDINGS

Since October
2003 Federated
and related
entities collectively
Federated and various
Federated funds
Funds have been
named as defendants
in several class action
 lawsuits now pending
in the United States
District
Court for the District
of Maryland The lawsuits
were purportedly filed
on behalf of people who
purchased owned
and/or redeemed shares
of Federatedsponsored
mutual funds during
specified periods
beginning November 1 1998
The suits are generally
similar in alleging that
Federated engaged in illegal
and improper trading
 practices including
market timing and late
trading in concert with
certain institutional traders
 which allegedly caused
 financial injury to
the mutual fund
shareholders These lawsuits
 began to be filed shortly
after Federateds first public
 announcement
that it had received
requests for information
on
shareholder trading
activities in the Funds
from the SEC the Office
of the New York State
Attorney General NYAG
and other authorities
In that regard on
November 28 2005
Federated announced that
it had reached final
settlements with the
SEC and the NYAG with
respect to those matters
Specifically the SEC
and NYAG settled
proceedings against
three Federated subsidiaries
 involving undisclosed
market timing arrangements
 and late trading The SEC
 made findings that
Federated Investment
Management
Company FIMC an
SECregistered investment
adviser to various Funds
 and Federated Securities
Corp an
SECregistered brokerdealer
and distributor for the
Funds violated provisions
 of the Investment Advisers
 Act and
Investment Company Act
 by approving but not
disclosing three market
timing arrangements or
the associated
conflict of interest
between FIMC and the
funds involved in the
arrangements either
to other fund shareholders
 or to
the funds board and
that Federated Shareholder
Services Company formerly
an SECregistered transfer
agent
failed to prevent a
customer and a Federated
employee from late trading
 in violation of provisions
of the Investment
Company Act The NYAG
found that such conduct
 violated provisions
of New York State law
 Federated entered
into the settlements
without admitting or
denying the regulators
 findings As Federated
previously
reported in 2004
it has already paid
approximately 80 million
 to certain funds as
determined by an
independent consultant
As part
of these settlements
Federated agreed to pay
disgorgement and a civil
money penalty in the
aggregate amount of an
additional 72 million
and among other things
agreed that it would not
 serve as investment adviser
to any
registered investment
company unless i at least
75 of the funds directors
are independent of Federated
ii the
chairman of each such fund
is independent of Federated
iii no action may be taken
by the funds board or any
committee thereof unless
approved by a majority of
the independent trustees of
the fund or committee
respectively
and iv the fund appoints
a
senior officer who reports
to the independent trustees
and is responsible for
monitoring compliance by
the fund with applicable
laws and fiduciary duties
and for managing the process
 by which
management fees charged
to
a fund are approved The
settlements are described
in Federateds announcement
which along with previous
press releases and related
communications on those matters
 is available in the About
Us section of Federateds
website at FederatedInvestorscom
Federated and various
Funds have also been named
as defendants in several
additional lawsuits the
majority of
which are now pending
in the United States
District Court for the
Western District of
Pennsylvania alleging
among
other things excessive
advisory and Rule 12b1
fees
The board of the Funds
 has retained the law
firm of Dickstein Shapiro
LLP to represent the Funds
 in these lawsuits
Federated and the Funds
and their respective counsel
are reviewing the allegations
 and intend to defend this
litigation Additional
lawsuits based upon similar
allegations may be filed in
the future The potential
impact of
these lawsuits all of which
 seek unquantified damages
attorneys fees and expenses
and future potential similar
suits is uncertain Although
we do not believe that these
lawsuits will have a material
adverse effect on the Funds
there can be no assurance
that these suits ongoing
adverse publicity and/or
other developments resulting
from the
regulatory investigations
will not result in increased
Fund redemptions reduced sales
of Fund shares or other
adverse consequences for the
Funds




Current as of  81894